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                                                                    EXHIBIT 23.1

                        CONSENT AND REPORT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement of our report dated April 20, 2004, except for Note 5 as to which the date is June 9, 2004, relating to the consolidated financial statements of Splinex, LLC and Subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.







                                                    KAUFMAN, ROSSIN & CO.



                                                    /s/ KAUFMAN, ROSSIN & CO.
                                                    -------------------------
Miami, Florida
June 22, 2004